Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer and Chief Financial Officer of Technical Communications Corporation (the “Company”) certifies that, to his knowledge:
1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)
the information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl H. Guild, Jr. Carl H. Guild, Jr.	/s/ Michael P. Malone Michael P. Malone
President and Chief Executive Officer	Chief Financial Officer

Date: August 9, 2010	Date: August 9, 2010